Exhibit 99.1

CIBER, Inc.

6363 S. Fiddler’s Green Circle, Suite 1400

Greenwood Village, CO  80111

www.ciber.com

Contacts:
Investors:	Media:
Gary Kohn	Robin Caputo
303-625-5256	303-267-3876
gkohn@ciber.com	rcaputo@ciber.com

CIBER REPORTS THIRD QUARTER RESULTS

Revenue Growth Continues to Accelerate

GREENWOOD VILLAGE, CO, Nov. 4, 2010— CIBER, Inc. (NYSE: CBR), a global information technology consulting, services and outsourcing company, today reported results for the third quarter of 2010.

Highlights for the third quarter 2010:

•                  Revenue growth of 4% compared to last year’s third quarter, the strongest in 7 quarters

•                  Constant currency adjusted revenue growth was 6%

•                  Operating income was $7.1 million

•                  Net income attributable to CIBER was $3.4 million, or $0.05 per share

•                  Cash on hand at quarter end of $51 million

•                  Year-to-date cash flow from operations of $7 million

Dave Peterschmidt, President and Chief Executive Officer of CIBER said, “Our top-line growth is evidence that the market is healthy and I am pleased to see that client renewals, new wins and improving demand continue to drive our revenue growth.  I am not pleased however that our lack of strategic focus and poor operational execution has impeded our ability to translate this top-line growth into greater profits or cash flow.  I have already begun the process of addressing this with the development of a strategic plan and the implementation of operational regimens that will help us deliver improved, predictable and sustainable performance in 2011 and beyond.”

Third Quarter Consolidated Results

In the third quarter, revenue was in line with expectations at $265.9 million, up 4% from last year’s third quarter, or up 6% on a constant currency basis.  The Segmenta acquisition completed in 2010 added 1% to revenue growth in the quarter.  The International, Custom Solutions and U.S. ERP segments, which comprise more than 80% of consolidated revenue, drove the majority of the revenue growth.

Gross margin for the quarter was 24.6%, compared to 25.3% in last year’s third quarter and 25.1% in the second quarter of this year.  Gross margin was impacted year-over-year by investments for future revenue growth

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particularly in the International segment where CIBER is expanding its service offerings to small- and medium- sized businesses running SAP in Germany.  Additionally, the increased use of subcontractors utilized to fill demand reduced gross margin in the quarter.

Operating income was $7.1 million, up 2%, or down 23% excluding a $2.2 million pre-tax non-recurring litigation settlement incurred in the third quarter of 2009.  Third quarter operating income margin was 2.7%, flat compared with last year’s third quarter.  Excluding the litigation settlement, the third quarter 2009 operating margin was 3.6%.  The settlement charge was included in 2009’s selling, general and administrative expense, and was not included in operating segment results.

Earnings per share were $0.05 in the third quarter compared to earnings per share in the same period last year of $0.05 or $0.07 excluding the litigation settlement.

The third quarter tax rate was 32% compared to 28% in last year’s third quarter.  The higher tax rate was primarily the result of changes to the mix of taxable income across geographies with varying tax rates.  Management continues to expect a full-year tax rate in the range of 25% to 29%.

Capital Deployment and Liquidity

CIBER’s total cash balance at quarter end was $51 million.  Cash provided by operating activities was $7.1 million for the first nine months of 2010.  Capital expenditures for the quarter and nine months were $3.1 million and $9.6 million, respectively.

Days sales outstanding, or DSOs, for services were 71 days at September 30, 2010 compared to 65 days at September 30, 2009.

The outstanding balance on CIBER’s senior credit facility at September 30, 2010 was $93.1 million, compared to $100.8 million at June 30, 2010 and $97.5 million as of December 31, 2009.

Outlook

Management reaffirmed its expectation for 2010 revenue of at least $1.060 billion and expects 2010 EPS of at least $0.20 excluding the goodwill impairment and the executive change charges incurred in the second quarter 2010.  GAAP EPS is expected to be a loss of no greater than $1.02 for the full year 2010.  These EPS estimates do not account for any future charges that may be incurred as a result of management’s continued review of the business as well as customer relationships.

Peterschmidt commented on the outlook, “We have tightened our standards governing the quality of engagements that CIBER will accept, understanding the impact that write-offs and other surprises have had on our creditability.  I am eager to pursue higher quality engagements with the goal of growing revenue, increasing margins and improving collectability of receivables.  I remain committed to delivering improved, sustained and predictable performance. “

Investor and Analyst Conference Call

CIBER President and Chief Executive Officer Dave Peterschmidt invites you to participate in a conference call today at 11:00 a.m. Eastern Time to discuss the Company’s third quarter 2010 financial results.

To participate in the conference call, dial 866-510-0710 (U.S.) or +1-617-597-5378 (outside the U.S.) ten minutes prior to the start of the call and provide the operator with the pass code 75564263.  This conference call will also be available via webcast at www.ciber.com/cbr.  A replay of the call and webcast will be available one

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hour after the call ends through Dec. 4, 2010.  To access the telephone replay, dial 888-286-8010 (U.S.) or +1-617-801-6888 (outside the U.S.) and use the pass code 10217597.  The webcast replay will be available at www.ciber.com/cbr.

Non-GAAP Financial Information

CIBER presents a number of non-GAAP measurements because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods.  These non-GAAP measurements include revenue change constant currency adjusted; operating income change, operating income margin, and earnings per share excluding the third quarter 2009 litigation settlement; and 2010 earnings per share guidance excluding goodwill impairment and executive charges.

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the Investor Relations section of the Company’s website at www.ciber.com/cbr.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to our operations, results of operations and other matters that are based on our current expectations, estimates, forecasts and projections.  Words, such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “potential,” “project,” “should,” and “will” and similar expressions, are intended to identify forward-looking statements.  For example, we make certain forward-looking statements regarding our current estimates for revenue and profitability for the Company for 2010.  These statements reflect a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by our forward-looking statements.  These risks include, without limitation, risks that: (1) economic and political conditions, including regulatory or legislative action, adversely affect us or our clients’ businesses and levels of business activity; (2) we cannot expand and develop our services and solutions in response to changes in technology and client demand; (3) we cannot compete effectively in the highly competitive consulting, systems integration and technology and outsourcing markets; (4) our work in the government contracting environment exposes us to additional risks; (5) our clients may terminate their contracts with us or be unable or unwilling to pay us for our services which may impact our accounting assumptions; (6) our outsourcing services subject us to operational and financial risk; (7) the type and level of technology spending by our clients may change; (8) we cannot maintain favorable pricing and utilization rates; (9) legal liability may result from solutions or services we provide; (10) we cannot anticipate the cost and complexity of performing our work or we are not able to control our costs; (11) our global operations are subject to complex risks, some of which might be beyond our control, including, but not limited to, fluctuations in foreign exchange rates; (12) we cannot balance our resources with client demand or hire sufficient employees with the required skills and background; (13) we may incur liability from our subcontractors’ or other third parties’ failure to deliver their project contributions on time or at all; (14) we cannot manage the organizational challenges associated with our size; (15) consolidation in the industries that we serve could adversely affect our business; (16) our ability to attract and retain business depends on our reputation in the marketplace; (17) our share price could fluctuate due to numerous factors, including variability in revenues, operating results and profitability; and/or (18) other factors discussed from time to time in the Company’s news releases and public statements, as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in the Form 10-Q and our most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission.  Most of these factors are beyond our ability to predict or control.  Forward-looking statements are not guarantees of performance and speak only as of the date they are made, and we undertake no obligation to publicly update any forward-looking statements in light of new information or future events.  Readers are cautioned not to put undue reliance on forward-looking statements.

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About CIBER, Inc.

CIBER, Inc. is a global information technology consulting, services and outsourcing company applying practical innovation through services and solutions that deliver tangible results for both commercial and government clients. Services include application development and management, ERP implementation, change management, project management, systems integration, infrastructure management and end-user computing, as well as strategic business and technology consulting. Founded in 1974 and headquartered in Greenwood Village, Colorado, CIBER has more than 8,000 employees. We operate in 19 countries, serving clients from 14 Global Solution Centers and 70 local offices in North America, Europe and Asia/Pacific. Annual revenue in 2009 exceeded $1.0 billion. CIBER trades on the New York Stock exchange (NYSE: CBR), and is included in the Russell 2000 Index and the S&P Small Cap 600 Index. For more information, visit www.ciber.com.

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CIBER, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
REVENUES
Consulting services	$254,891	$245,113	$761,414	$743,170
Other revenue	10,991	11,254	32,551	32,276
Total revenues	265,882	256,367	793,965	775,446

OPERATING EXPENSES
Cost of consulting services	192,760	184,028	576,126	559,121
Cost of other revenue	7,584	7,382	20,234	20,557
Selling, general and administrative	57,310	56,417	179,109	169,879
Goodwill impairment	—	—	112,000	—
Amortization of intangible assets	1,087	1,506	3,361	4,371
Total operating expenses	258,741	249,333	890,830	753,928

OPERATING INCOME (LOSS)	7,141	7,034	(96,865)	21,518

Interest income	70	233	194	644
Interest expense	(1,624)	(1,735)	(5,088)	(4,358)
Other income (expense), net	(608)	(572)	14	784

INCOME (LOSS) BEFORE INCOME TAXES	4,979	4,960	(101,745)	18,588
Income tax expense (benefit)	1,615	1,401	(27,347)	6,023

CONSOLIDATED NET INCOME (LOSS)	3,364	3,559	(74,398)	12,565
Net income (loss) attributable to noncontrolling interests	(38)	54	(552)	139

NET INCOME (LOSS) ATTRIBUTABLE TO CIBER, INC.	$3,402	$3,505	$(73,846)	$12,426

Earnings (loss) per share:
Basic	$0.05	$0.05	$(1.06)	$0.18
Diluted	$0.05	$0.05	$(1.06)	$0.18

Weighted average shares outstanding:
Basic	69,734	69,664	69,492	67,484
Diluted	69,929	69,809	69,492	67,573

CIBER, Inc.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	September 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$51,496	$67,424
Accounts receivable, net of allowances of $3,944 and $3,192, respectively	246,875	213,100
Prepaid expenses and other current assets	29,924	22,727
Deferred income taxes	7,600	6,627
Total current assets	335,895	309,878

Property and equipment, net of accumulated depreciation of $67,151 and $57,958, respectively	26,151	24,830
Goodwill	341,615	450,739
Other intangible assets, net	3,464	5,159
Other assets	10,214	12,650

TOTAL ASSETS	$717,339	$803,256

LIABILITIES AND EQUITY
Liabilities:
Current liabilities:
Current portion of long-term debt	$10,878	$10,697
Accounts payable	34,254	33,981
Accrued compensation and related liabilities	74,035	65,747
Deferred revenue	19,034	17,634
Income taxes payable	12,312	10,402
Other accrued expenses and liabilities	45,598	34,563
Total current liabilities	196,111	173,024

Long-term debt	83,952	87,500
Deferred income taxes	6,807	36,486
Other long-term liabilities	5,613	—
Total liabilities	292,483	297,010

Commitments and contingencies

Equity:
CIBER, Inc. shareholders’ equity:
Preferred stock, $0.01 par value, 1,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 100,000 shares authorized, 74,487 shares issued	745	745
Treasury stock, at cost, 4,698 and 5,005 shares, respectively	(26,919)	(30,069)
Additional paid-in capital	323,934	322,999
Retained earnings	123,037	199,668
Accumulated other comprehensive income	4,269	12,193
Total CIBER, Inc. shareholders’ equity	425,066	505,536
Noncontrolling interests	(210)	710
Total equity	424,856	506,246

TOTAL LIABILITIES AND EQUITY	$717,339	$803,256

CIBER, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income (loss)	$(74,398)	$12,565
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Goodwill impairment	112,000	—
Depreciation	8,998	9,007
Amortization of intangible assets	3,361	4,371
Deferred income tax expense (benefit)	(31,197)	764
Provision for doubtful receivables	2,085	1,926
Share-based compensation expense	3,239	2,986
Other, net	3,462	1,499
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(37,068)	22,253
Other current and long-term assets	(4,485)	(411)
Accounts payable	735	(8,865)
Accrued compensation and related liabilities	7,216	1,180
Other current and long-term liabilities	12,651	7,424
Income taxes payable/refundable	525	6,643
Net cash provided by operating activities	7,124	61,342

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions, net of cash acquired	(3,527)	(4,258)
Purchases of property and equipment, net	(9,646)	(7,960)
Net cash used in investing activities	(13,173)	(12,218)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on long-term debt	283,644	466,788
Payments on long-term debt	(288,366)	(530,670)
Sale of common stock, net of $194 of issuance costs	—	23,220
Employee stock purchases and options exercised	1,665	1,871
Purchases of treasury stock	(2,444)	(3,877)
Excess tax benefits from share-based compensation	58	—
Credit facility origination/amendment fees paid	(685)	(3,465)
Acquisition of noncontrolling interest	(1,558)	—
Other, net	—	(222)
Net cash used in financing activities	(7,686)	(46,355)
Effect of foreign exchange rate changes on cash and cash equivalents	(2,193)	4,629
Net increase (decrease) in cash and cash equivalents	(15,928)	7,398
Cash and cash equivalents, beginning of period	67,424	48,849
Cash and cash equivalents, end of period	$51,496	$56,247

CIBER, Inc.

SUMMARY SEGMENT DATA

(Dollars in thousands)

(Unaudited)

Summary Segment Analysis

	Three Months Ended September 30,			Nine Months Ended September 30,
	2010	2009	Change	2010	2009	Change
Revenues:
International	$91,977	$87,249	5%	$272,596	$253,254	8%
Custom Solutions	95,308	90,731	5%	277,434	286,098	(3)%
U.S. ERP	33,550	32,074	5%	104,437	94,586	10%
Federal	28,913	29,157	(1)%	91,383	87,877	4%
IT Outsourcing	19,655	18,881	4%	55,891	56,913	(2)%
Total segment revenues	269,403	258,092	4%	801,741	778,728	3%
Corporate/Inter-segment	(3,521)	(1,725)		(7,776)	(3,282)
Total revenues	$265,882	$256,367	4%	$793,965	$775,446	2%

Operating income (loss):
International	$4,568	$5,225	(13)%	$12,574	$13,997	(10)%
Custom Solutions	7,196	6,456	11%	20,653	20,504	1%
U.S. ERP	1,653	3,172	(48)%	7,492	6,975	7%
Federal	1,519	1,486	2%	4,033	4,804	(16)%
IT Outsourcing	(231)	(822)	72%	(707)	(1,155)	39%
Total segment operating income	14,705	15,517	(5)%	44,045	45,125	(2)%
Corporate expenses	(6,477)	(6,977)		(25,549)	(19,236)
Goodwill impairment	—	—		(112,000)	—
Amortization of intangible assets	(1,087)	(1,506)		(3,361)	(4,371)
Total operating income (loss)	$7,141	$7,034		$(96,865)	$21,518

Segments as Percent of Segment Revenue and Segment Operating Income

(excluding Corporate/Inter-segment and corporate expenses, goodwill impairment and amortization)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues:
International	34%	34%	34%	33%
Custom Solutions	35%	35%	35%	37%
U.S. ERP	13%	13%	13%	12%
Federal	11%	11%	11%	11%
IT Outsourcing	7%	7%	7%	7%
Total segment revenues	100%	100%	100%	100%

Operating income:
International	31%	34%	29%	31%
Custom Solutions	49%	42%	47%	45%
U.S. ERP	11%	20%	17%	16%
Federal	10%	9%	9%	11%
IT Outsourcing	(1)%	(5)%	(2)%	(3)%
Total segment operating income	100%	100%	100%	100%

Segment Operating Margins

(excluding corporate expenses, goodwill impairment and amortization)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Operating margin:
International	5%	6%	5%	6%
Custom Solutions	8%	7%	7%	7%
U.S. ERP	5%	10%	7%	7%
Federal	5%	5%	4%	5%
IT Outsourcing	(1)%	(4)%	(1)%	(2)%
Total segment operating income	5%	6%	5%	6%

CIBER, Inc.

NON-GAAP FINANCIAL INFORMATION

(Dollars in thousands, except per share amounts)

(Unaudited)

CIBER reports its financial results in accordance with generally accepted accounting principles (“GAAP”).  However, management believes that certain non-GAAP financial measures used in managing our business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results.  Certain of the information set forth in this press release constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission.  We have presented below a reconciliation of these measures to the most directly comparable GAAP financial measure.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable amounts determined in accordance with GAAP in the United States.

Constant Currency Revenue Growth

Three months ended
September 30, 2010

GAAP Revenue Growth	4%
Foreign exchange impact	2%
Constant currency revenue growth	6%

Operating Income Margin

	Three months ended	Three months ended	Growth/
	September 30, 2010	September 30, 2009	(Decline)

GAAP operating income	$7,141	$7,034	2%
Litigation settlement - Q3 2009	—	2,215	n/a
Operating income excluding litigation settlement	$7,141	$9,249	(23)%

GAAP operating income margin	2.7%	2.7%

Operating income margin excluding litigation settlement	n/a	3.6%

Earnings Per Share

	Three months ended	Three months ended
	September 30, 2010	September 30, 2009

GAAP earnings per share	$0.05	$0.05
Litigation settlement - Q3 2009	—	0.02
Earnings per share excluding litigation settlement	$0.05	$0.07

Fiscal Year 2010 Earnings Per Share Outlook

Per share

2010 GAAP earnings per share guidance	$(1.02)
Q2 2010 goodwill impairment and executive change impact	1.22
2010 earnings per share guidance	$0.20